Exhibit 99.1

Accellent Acquires Machining Technology Group

Second Acquisition This Year Further Strengthens Company’s Position in Orthopaedic Outsourcing Market

Wilmington, MA. (October 6, 2005) – Accellent Inc., a leading provider of complete integrated contract manufacturing and design services to the medical device industry, today announced that it has acquired Machining Technology Group (MTG), a precision manufacturing and engineering firm located just outside of Memphis in Arlington, TN. MTG has extensive experience in helping customers design, develop, and manufacture orthopaedic implants and instruments for the orthopaedic industry. MTG represents Accellent’s second acquisition this year of a manufacturing firm focused on the fast growing orthopaedic business.

“Our strategic intent is to be, as ranked by our customers, the world’s best and most innovative order fulfillment and design organization to the medical device industry,” states Ron Sparks, President and CEO of Accellent. “Our acquisition of MTG, together with our acquisition of Campbell Engineering earlier this fall, further strengthens our ability to supply a full range of innovative design, quick-turn development, engineering services, component production, and device assembly to our orthopaedic customers.”

“MTG shares a common vision with Accellent, to become the industry’s leading orthopaedic supplier,” states Gary Stavrum, MTG’s co-founder and former president.  “Together we can offer increased capabilities and services to the orthopaedic market.”

Accellent is one of the leading providers of orthopaedic implants and instruments to the medical device industry. Fueled by an aging population, active lifestyles, and technological advances, Accellent believes the orthopaedic device market will continue to experience strong growth. To meet increasing demand, leverage new technology and accelerate time to market, many orthopaedic device manufacturers strategically employ outsourcing partners for innovative design, component manufacturing, device assembly or complete supply chain management.

MTG specializes in rapid prototyping and manufacturing of specialized instruments for the world’s major orthopaedic medical device companies.  The company’s primary focus is working with customers to produce products that are used to repair the spine.  The company also makes instruments used in the implantation of knee and hip replacements as well as the trauma markets.

“MTG strengthens our ability to respond to the rapidly growing segments of the orthopaedic industry, such as spine and knee replacement surgery,” states Dan Croteau, Executive Vice President and General Manager of Accellent’s Orthopaedics

Division. “We will leverage the company’s rapid prototyping capabilities for quick-turn product development which is critical to success in the spine market. In addition, their precision manufacturing capabilities will augment our state-of-the-art facilities and allow us to help our customers speed product realization and accelerate time-to-market.”

About Accellent

Accellent Inc., through its wholly owned subsidiary Accellent Corp., provides fully integrated contract manufacturing and design services to medical device manufacturers in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in design & engineering services, precision component fabrication, finished device assembly and complete supply chain management. This enhances customers’ speed to market and return on investment by allowing companies to refocus internal resources more efficiently. For more information please visit www.accellent.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical facts included in this press release constitute forward-looking statements. These forward-looking statements involve risks and uncertainties. Important factors that can cause actual results to differ materially from the company’s expectations are disclosed in the risk factors contained in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2005 and in subsequent periodic and current reports filed from time to time by the company with the SEC. All forward-looking statements are expressly qualified in their entirety by such risk factors.